1 © 2017 Quantum Corporation QUANTUM INVESTOR PRESENTATION January 2017

2 © 2017 Quantum Corporation Safe Harbor Safe Harbor Statement “Safe Harbor” Statement under the U.S. Private Securities Litigation Reform Act of 1995: This presentation contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, without limitation, statements regarding anticipated market forecasts and trends, and Quantum’s financial forecast, business prospects and strategies are forward-looking statements within the meaning of the Safe Harbor. All forward-looking statements are based on information available to Quantum on the date hereof. These statements involve known and unknown risks, uncertainties and other factors that may cause Quantum’s actual results to differ materially from those implied by the forward-looking statement. More detailed information about these risk factors, and additional risk factors, are set forth in Quantum’s periodic filings with the Securities and Exchange Commission, including, but not limited to, those risks and uncertainties listed in the section entitled “Risk Factors,” in Quantum’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on June 3, 2016. Quantum expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise. Non-GAAP Financial Measures Quantum believes that non-GAAP financial measures provide useful and supplemental information to investors regarding its quarterly financial performance. The non-GAAP financial measures Quantum uses are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. For a description of the specific adjustments Quantum makes in preparing its non-GAAP financial measures, and the rationale for these adjustments, please refer to the section entitled “Use of Non- GAAP Financial Measures” in Quantum’s most recent quarterly earnings release filed on Form 8-K with the Securities and Exchange Commission October 26, 2016.

3 © 2017 Quantum Corporation Key Investment Highlights Profit/Cash-Generating Data Protection Portfolio, Install Base and Channel High-Growth Scale-out Tiered Storage Portfolio 37-Year Storage Specialist and Leader in Key Markets Scalable Financial Model Providing Significant Leverage

4 © 2017 Quantum Corporation Who We Are Enable customers to capture, share and preserve digital assets over their entire lifecycle, creating new opportunities to maximize data’s business value What We Do A leading expert in highly scalable storage, data protection and archive focused on the most demanding workflow challenges

5 © 2017 Quantum Corporation A Rich History in Storage 2014 HDD devices (Sold business in 2001) Tape-based data protection Disk-based data protection systems High-performance storage & data mgmt. software (Origins from 2000) Cloud-based storage services Multi-tier storage solutions for end-to-end workflows 1994 2002 2006 2012 1980

6 © 2017 Quantum Corporation Quantum’s Business Today SPECIALIZED STORAGE Data Protection Primary Customer: IT Departments Scale-out Tiered Storage Primary Customer: Line of Business High-performance, multi-tier storage solutions for enabling line-of-business creativity, productivity and efficiency WORKFLOW STORAGE AND DATA MANAGEMENT Highly efficient and fast systems for protecting an organization’s critical operational data DATA BACKUP Massively scalable storage systems for safely storing an organization’s most strategic data assets DATA ARCHIVING AND PRESERVATION

7 © 2017 Quantum Corporation Quantum Overview FY16 Revenue: $476M Data Protection 64% Scale-out Tiered Storage 27% Royalty 9% Non-royalty: 90% branded, 10% OEM 60% North America, 30% EMEA, 10% APAC • Fiscal Q2’17 results – Total revenue of $135M, up 15% Y-Y  Scale-out tiered storage revenue grew 56% Y-Y (21st consecutive quarter of Y-Y growth) and represented 35% of total revenue  Branded data protection revenue increased 4% Y-Y – Non-GAAP net income of $6M, up $13M Y-Y • 100,000+ deployments, from SMB to enterprise • Channel-focused sales model, with 11,000 resellers • Major technology OEM/reseller partnerships

8 © 2017 Quantum Corporation Proven Market Leader 100,000+ customer deployments Awards and other honors

9 © 2017 Quantum Corporation Tightly Integrated with the Ecosystem

10 © 2017 Quantum Corporation How Quantum Solves Key Customer Challenges • Data growth, particularly unstructured data (e.g., video, audio, imaging, sensors) • Increased strategic value of data - Insight, discovery, intelligence - Repurposing/remonetizing - Anytime/anywhere access - Collaboration • Need for workflow-optimized solutions • Desire for greater simplicity/ease-of-use • Public, private, hybrid cloud architectures • Continued cost constraints Key Customer Challenges Quantum’s Solutions • Managing large-scale, shared content workflows from end to end in most demanding data environments • Enabling efficient workflows that rely on high- performance storage • Providing archive solutions designed to reduce unstructured data storage costs • Making content archives in the cloud more accessible • Protecting and retaining data in most efficient, cost- effective way based on customer needs (tiered storage) Customers’ business needs increasingly centered on capturing, sharing, protecting and maximizing value of their data Quantum offers unique combination of high performance, low-cost capacity and easy access across multiple storage tiers

11 © 2017 Quantum Corporation SCALE-OUT TIERED STORAGE SOLUTIONS

12 © 2017 Quantum Corporation Scale-out Tiered Storage: Key Metrics 1H’FY17 revenue of $78M, up 34% Y-Y – Growth across all main use cases: Media & Entertainment, Video Surveillance and Technical Workflows 120,000+ file system licensees/users Average win rate in 70% range Average non-GAAP product gross margins of approximately 45% Expected to grow to 35-40% of total revenue in FY17 (from 27% in FY16)

13 © 2017 Quantum Corporation Oil & Gas Genomics Geospatial Scientific Research Government Video Surveillance Network Forensics Corporate Video Sports Video M&E Scale-out Tiered Storage: The Demanding Markets We Serve 6

14 © 2017 Quantum Corporation Scale-out Tiered Storage: Attributes Required for Success 6

15 © 2017 Quantum Corporation Scale-out Tiered Storage Portfolio that Delivers on All Attributes LOW-COST CAPACITY PERFORMANCE Artico Archive Appliance STORNEXT DATA MANAGEMENT STORNEXT DATA MANAGEMENT StorNext AEL (Tape) Lattus Object Storage Third-party Public and Private Cloud Xcellis Workflow Storage QXS Hybrid Storage ACCESS “Challenger” in Gartner Magic Quadrant

16 © 2017 Quantum Corporation Scale-out Tiered Storage: Quantum Growth Drivers Extend M&E leadership (e.g., corporate video, sports video, ad agencies) Build on video surveillance momentum Capitalize on unstructured data archive opportunities in technical workflows Leverage data protection assets and unified sales organization Further expand our solution set to the cloud and cloud providers

17 © 2017 Quantum Corporation Scale-out Tiered Storage Use Cases: Select Examples Automotive Supplier (Technical Workflows) Autonomous vehicle project: 20PB of data over 10 years All-NAS solution cost of $15M made project untenable QTM cost of $1.6M thru tiering, with better performance QTM enabled greater innovation and IP growth Retail Center (Video Surveillance) Wanted state-of-the art video surveillance and analytics solution they could afford No other storage solution “even came close” to QTM, including integration with key ecosystem partners Broadcaster (Media & Entertainment) Needed support for 4K/2K mixed workflow EMC Isilon couldn’t meet performance requirements QTM enabled them to fully leverage large 4K investment and pursue additional business opportunities

18 © 2017 Quantum Corporation DATA PROTECTION SOLUTIONS

19 © 2017 Quantum Corporation Data Protection: Key Metrics 1H’FY17 revenue of $155M, up 3% Y-Y (excludes royalty revenue) – Branded disk backup systems up 14% Y-Y in 1H’FY17 100,000+ deployments Average win rates over 75% for tape automation and mid-60th percentile for DXi Average branded non-GAAP product gross margins – Tape automation and DXi: approximately 50% – Tape devices and media: approximately 5-10% Strategy is to generate overall data protection profit/cash

20 © 2017 Quantum Corporation Data Protection: Increased Complexity and Demands on Customers Protection of Increasingly More Unstructured Data, in Addition to Structured Data Protection of Heterogeneous Assets – Physical and Virtual Intelligent Storage Tiering – Tape, Disk, Object Storage and Cloud Anytime, Anywhere Data Access Keep More and More Data Forever Protection of Mostly Structured Data Back Up Data from Physical Assets Primarily Tape Backup On-Premise Data Access Retain Most Data for Finite Period Archive for Risk Mitigation Archive for Business Opportunity LEGACY NEW PARADIGM

# Data Protection: Products

## DXi Disk Deduplication



**DXi V-Series**
1-24TB



**DXi4700**
5-135TB



**DXi6900/DXi6900-S**
17-544TB

## Scalar Tape Automation



**Scalar i3/i6**
25-800 slots



**Scalar i500**
40-80 slots



**Scalar i6000**
10-7000 slots

## Devices and Media



## Q-Cloud Protect

© 2017 Quantum Corporation
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22 © 2017 Quantum Corporation Data Protection: Driving Profit/Cash Leverage tape market share leadership Increase DXi customer base Expand DXi go-to-market strategic partnerships Leverage unified sales organization Take advantage of growing cost issues with traditional primary storage

23 © 2017 Quantum Corporation Data Protection Use Case: Virtual Machine Data Backup and Disaster Recovery Customer Need State health department faced with significant data growth and challenges of large VMware adoption Quantum Solution DXi appliances Veeam backup software Why Quantum Positive experience with earlier generation DXi appliance Ability to partition DXi appliance as virtual tape library and NAS target DXi archive capability

24 © 2017 Quantum Corporation FINANCIALS AND GUIDANCE

25 © 2017 Quantum Corporation Revenue Breakdown (millions of $) Royalty Scale-out Tiered Storage Tape-based Data Protection Disk Backup

26 © 2017 Quantum Corporation Scalable Financial Model with Significant Leverage Notes: 1 Gross Margin Rate, Operating Expenses, Operating Income and Net Income are non-GAAP figures 2 In the third quarter of FY16, Quantum repurchased approximately $85M of its convertible debt using $16M in cash and $69M of its revolving credit facility with Wells Fargo Capital Finance 1H’FY17 vs. 1H’FY16 Total revenue up 10% Branded revenue up 14% Scale-out tiered storage revenue up 34% Branded data protection up 4% Operating income up $20M Net income up $21M

27 © 2017 Quantum Corporation FQ3’17 Preliminary Results (all comparisons are to FQ3’16 unless otherwise noted) * Total revenue of approximately $133M, up from $128M – Up 8% for first three quarters of FY17 (YTD) over same period in FY16 * Scale-out tiered storage revenue* of approximately $40 million, an increase of 12 percent and the 22nd consecutive quarter of Y-Y growth – Up 26% YTD over same period in FY16 * Total data protection revenue* of approximately $83 million, up $2 million – Branded data protection revenue* up 7% YTD over same period in FY16 * Non-GAAP operating income of $9M-$10M, an increase of $2M-$3M * Non-GAAP net income of $7M-$8M, or $0.03 per diluted share – an increase of $0.01 per diluted share – Approximately $23M improvement YTD over same period in FY16 * Includes related service revenue

28 © 2017 Quantum Corporation Additional Information and Where to Find It Quantum Corporation (the “Company”), its directors and certain executive officers will be participants in the solicitation of proxies from stockholders in connection with the Company’s Annual Meeting of Stockholders for the fiscal year ended March 31, 2016 (the “Annual Meeting”). The Company has received a notice of nominations for the election of directors from VIEX Capital Advisors, LLC in connection with the Annual Meeting and it is possible that there may be a contested solicitation in connection with the Annual Meeting. The Company plans to file a proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting. The members of the Board of Directors of the Company and Fuad Ahmad, Chief Financial Officer, would be participants in the Company’s solicitation of proxies in connection with the Annual Meeting. As of December 31, 2016, the holdings of the participants in the Company’s common stock were as follows: Robert I. Anderson – 49,277 shares; Paul R. Auvil III – 597,509 shares; Louis DiNardo – 292,871 shares; Fuad Ahmad – 0 shares; Dale L. Fuller – 197,542 shares; Jon W. Gacek – 1,726,628 shares and options to purchase 1,300,000 shares exercisable within 60 days; David A. Krall – 342,354 shares; Gregg J. Powers – 15,423,566 shares, of which 14,594,195 shares are held in managed accounts of Private Capital Management, LLC, of which Mr. Powers is CEO and Portfolio Manager, and as to which Mr. Powers disclaims beneficial ownership; Clifford Press – 0 shares; and David E. Roberson – 329,263 shares. Additional information regarding such participants, including updated information as to their direct or indirect interests, by security holdings or otherwise, will be included in the Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. To the extent that holdings of the Company’s securities change from the amounts reflected in the foregoing, such changes will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Promptly after filing its definitive Proxy Statement with the SEC, the Company will mail the definitive Proxy Statement to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, the Company’s preliminary proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov). Copies of the Company’s definitive proxy statement, any amendments or supplements thereto and any other relevant documents filed by the Company with the SEC in connection with the Annual Meeting will also be available, free of charge, at the Company’s website (www.quantum.com) or by writing to Investor Relations, Quantum Corporation, 224 Airport Parkway, Suite 550, San Jose, CA 95110.

29 © 2017 Quantum Corporation 2017 uantu Corporation.